Exhibit 10.33

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT CONTRACT

This Second Amendment, dated as of March 1, 2005 (“Second Amendment”), to Executive Employment Contract dated May 1, 2003, as amended (“Employment Contract”), is made between Huttig Building Products, Inc., a Delaware corporation, with its principal office located at 555 Maryville University Drive, Suite 240, St. Louis, Missouri 63141, hereinafter termed “Company”, and Michael A. Lupo, hereinafter termed “Executive”.

WHEREAS, the Company and Executive are parties to the Employment Contract which originally provided for a term of employment continuing until April 30, 2005; and

WHEREAS, the Company and Executive previously executed a First Amendment to the Employment Contract which extended the term of the Employment Contract to December 31, 2005; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to further extend the term of the Employment Contract and has approved the extension of the term of the Employment Contract to December 31, 2006; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to provide Executive with certain additional protections and benefits in the event of a change of control of the Company, and accordingly the Company and Executive have entered into that certain Change of Control Agreement dated of even date herewith (the “Change of Control Agreement”), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the Company and the Executive agree as follows:

1. Section 2(a) of the Employment Contract is hereby amended and restated to read as follows:

“(a) In General. The term of this Employment Contract shall begin on the 1st day of May, 2003 (“Commencement Date”) and shall continue until December 31, 2006.”

2. Section 12 of the Employment Contract is hereby amended and restated to read as follows:

“Amendment. This Employment Contract supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, other than that certain Change of Control Agreement dated March 1, 2005 by and between Huttig Building Products, Inc. and Michael A. Lupo. No change or modification of this Employment Contract shall be valid unless the same is in writing and signed by the person or party to be charged.”

3. As of the Effective Date (as defined in the Change of Control Agreement), in the event of any inconsistency between the terms of the Employment Contract, as amended by this Second Amendment, and the terms of the Change of Control Agreement, then the terms of the

Exhibit 10.33

Change of Control Agreement shall control.

4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the Company has caused this Employment Contract to be executed by its duly authorized officers, and Executive has hereunto set his hand, as of the day and year first-above written.

COMPANY: Huttig Building Products, Inc.

By:	/s/ R.S. Evans
Name: Title:	R.S. Evans Chairman of the Board

EXECUTIVE:

/s/ Michael A. Lupo
Michael A. Lupo